Exhibit 99.3

ASIA GLOBAL HOLDINGS CORP.
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

We, the undersigned, being the sole members of the Board of Directors of Asia Global Holdings Corp., hereby adopt the following recitals and resolutions by their written consent thereto, effective as of August 18, 2006, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

RESOLVED, that it has been determined to be in the best interest for the Corporation to enter into an Employment Agreement (the “Agreement”) with Michael Mak as President and Chief Executive Officer of the Corporation for a term of five years with the option to renew pursuant to the terms of the Agreement, attached hereto as Exhibit A; and

RESOLVED FURTHER, it has been determined to be in the best interest of the Corporation that for fair consideration of Mr. Mak’s services the Corporation has set Mr. Mak’s base salary at $60,000.00 per year, payable pursuant to the terms of the Agreement; and

RESOLVED FURTHER, it has been determined to be in the best interest of the Corporation to gain the services of Mr. Mak to give him a signing bonus of 2,000,000 144 Restricted Common Stock (“Bonus Shares”) pursuant to the terms of the Agreement; and

RESOLVED FURTHER, it has been further determined to be in the interest of the Corporation to secure Mr. Mak’s services to award him a Stock Award of 500,000 shares of the Corporation’s Series A Convertible Preferred Stock, pursuant to the terms of the Agreement; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to enter into the Agreement, issue Mr. Mak his bonus and stock award pursuant to the terms of the Agreement; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

/s/ Michael Mak
Michael Mak, Director

/s/ John Leper
John Leper, Director